Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on September 26, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

2U, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2335939 (I.R.S. Employer Identification Number)

7900 Harkins Road
Lanham, MD 20706
(301) 892-4350
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Matthew J. Norden
Co-General Counsel
2U, Inc.
7900 Harkins Road
Lanham, MD 20706
Telephone: (301) 892-4350
Fax: (202) 478-1660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Andrea L. Nicolas
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Debt Securities

Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share

Warrants

Units

(1)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fees.

(2)
Omitted pursuant to Form S-3 General Instruction II.E.

Prospectus

2U, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

        We may use this prospectus from time to time to offer debt securities, common stock, preferred stock, warrants, and units (collectively, the "securities"). We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

        In addition, selling stockholders to be named in a prospectus supplement may offer shares of our common stock from time to time.

        To the extent that any selling stockholder offers any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TWOU."

        Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled "Risk Factors" beginning on page 5 of this prospectus, the section entitled "Risk Factors" in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2018

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission ("SEC") as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration, we and/or the selling stockholders may, from time to time, sell an indeterminate amount of any combination of common stock, debt securities, preferred stock, warrants or units described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we and/or the selling stockholders may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

        This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under the heading "Where You Can Find More Information."

        We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference into this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

  •
  trends in the higher education market and the market for online education, and expectations for growth in those markets;

  •
  the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

  •
  our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

  •
  our expectations about the potential benefits of our cloud-based software-as-a-service, or "SaaS," technology and technology-enabled services to university clients and students;

  •
  our dependence on third parties to provide certain technological services or components used in our platform;

  •
  our ability to meet the anticipated launch dates of our graduate programs and short courses;

  •
  our expectations about the predictability, visibility and recurring nature of our business model;

  •
  our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients;

  •
  our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company;

  •
  our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

  •
  our ability to continue to acquire prospective students for our graduate programs and short courses;

  •
  our ability to affect or increase student retention in our graduate programs;

  •
  our expectations about the scalability of our cloud-based platform;

  •
  our expectations regarding future expenses in relation to future revenue;

  •
  potential changes in regulations applicable to us or our university clients; and

  •
  our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, "Risk Factors" under our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent reports and registration statements filed from time to time with the SEC.

 ABOUT 2U, INC.

        2U, Inc., which we refer to throughout this prospectus as "we," "us" or "2U," is a leading education technology company that well-recognized nonprofit colleges and universities trust to bring them into the digital age. Our comprehensive platform of tightly integrated technology and services provides the digital infrastructure universities need to attract, enroll, educate and support students at scale. With our platform, students can pursue their education anytime, anywhere, without quitting their jobs or moving; and university clients can improve educational outcomes, skills attainment and career prospects for a greater number of students.

        Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706 and our telephone number at that location is (301) 892-4350.

 RISK FACTORS

        Investing in our securities involves risks. Before you decide to invest in the securities, you should carefully consider the specific risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus and in any accompanying prospectus supplement. For more information, see "Where You Can Find More Information."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the three years ended December 31, 2017 and the six month periods ended June 30, 2017 and June 30, 2018. As of the date of this prospectus we have, and during all the periods presented we have had, no preferred stock outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred stock dividends for the periods set forth below. Accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratios presented below during any of these periods.

	Year Ended December 31,			Six Months Ended June 30,
	2015	2016	2017	2017	2018
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)	$(26,733)	$(20,684)	$(30,720)	$(15,193)	$(38,011)

(1)
The ratios were computed by dividing earnings by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, adjusted for fixed charges to the extent they affect current year earnings. Fixed charges include interest expensed, amortization of capitalized expenses related to indebtedness and estimates of interest within rental expense.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. Unless the applicable prospectus supplement states otherwise, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

        The types of securities that we may offer and sell from time to time by this prospectus are:

  •
  debt securities, which we may issue in one or more series;

  •
  preferred stock, which we may issue in one or more series;

  •
  common stock;

  •
  warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

  •
  warrants or other rights relating to foreign currency exchange rates; or

  •
  units, each representing a combination of two or more of the foregoing securities.

        We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of the underwriters or agents, if any, through or to which we or the selling stockholders will sell the securities;

  •
  the compensation, if any, of those underwriters or agents;

  •
  information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any material United States federal income tax considerations that apply to the securities; and

  •
  any other material information about the offering and sale of the securities.

 DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under an indenture to be entered into between us and one or more trustees selected by us.

        We have summarized certain general features of the debt securities from the indenture. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

  •
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  whether the debt securities will be senior, subordinated or junior subordinated;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s) or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

  •
  whether the debt securities are secured and the terms of such security;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  any additions to or changes in the covenants that apply to such debt securities;

  •
  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        Under our amended and restated certificate of incorporation, our authorized capital stock is 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

        As of June 30, 2018, 57,315,585 shares of our common stock were outstanding and no preferred stock was outstanding.

Common Stock

        The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law.

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

        Dividends.    Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

        Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

        Rights and Preferences.    Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

        We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

        We have no present plans to issue any shares of preferred stock.

        We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

  •
  the title of the series of preferred stock;

  •
  any limit upon the number of shares of the series of preferred stock that may be issued;

  •
  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

  •
  the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

  •
  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

  •
  the voting rights, if any, of the holders of the preferred stock;

  •
  the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

  •
  the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  •
  any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

  •
  any other material terms of the preferred stock.

        Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.

        The terms of the preferred stock that might be issued could conceivably prohibit us from:

  •
  consummating a merger;

  •
  reorganizing;

  •
  selling substantially all of our assets;

  •
  liquidating; or

  •
  engaging in other extraordinary corporate transactions without shareholder approval.

        Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

 DESCRIPTION OF WARRANTS

        We may issue:

  •
  warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

  •
  currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

        Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

        We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

  •
  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

  •
  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

  •
  in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

  •
  in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

  •
  in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

  •
  the period during which you may exercise the warrants;

  •
  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

  •
  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

  •
  any other material terms of the warrants.

        Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

        We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

  •
  the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  the provision for the payment, settlement, transfer or exchange of the units.

 SELLING STOCKHOLDERS

        The applicable prospectus supplement will set forth the name of any selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We or any selling stockholders may sell any of the securities being offered by this prospectus separately or together:

  •
  through agents;

  •
  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

  •
  through dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  in exchange for our outstanding indebtedness;

  •
  directly to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us or the selling stockholders from time to time may solicit offers to purchase the securities. We or the selling stockholders will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us or the selling stockholders to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

        If we or the selling stockholders utilize an underwriter or underwriters in the sale of securities, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time we or the selling stockholders reach an agreement for sale. We or the selling stockholders will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We or the selling stockholders will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we, any selling stockholders or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We or the selling stockholders may directly solicit offers to purchase the securities, and we or the selling stockholders may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we or the selling stockholders enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us or the selling stockholders in the ordinary course of business. We or the selling stockholders may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, any selling stockholders, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We and the selling stockholders are not required to engage in any of these transactions. If we or any selling stockholders commence these transactions, we or the selling stockholders may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

        No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.

        We will identify the specific plan of distribution including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.

EXPERTS

        The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017, contains an explanatory paragraph that states that management has excluded from its assessment of the effectiveness of internal control over financial reporting the internal control over financial reporting of Get Educated International Proprietary Limited ("GetSmarter"), which was acquired during the year, and our audit of internal control over financial reporting also excludes an evaluation of the internal control over financial reporting of GetSmarter.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.

        This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act), which we have filed with the SEC:

  •
  our Annual Report on Form 10-K, filed with the SEC on February 27, 2018;

  •
  our Quarterly Reports on Form 10-Q, filed with the SEC on May 3, 2018 and August 2, 2018;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 22, 2018, February 21, 2018, May 9, 2018, May 21, 2018, May 25, 2018, May 30, 2018, and June 27, 2018, and our Current Report on Form 8-K/A, filed with the SEC on April 27, 2018; and

  •
  our Registration Statement on Form 8-A, filed with the SEC on March 25, 2014.

        We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Matthew J. Norden
Co-General Counsel
2U, Inc.
7900 Harkins Road
Lanham, MD 20706
Telephone: (301) 892-4350

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission Registration Fee	$	*
Printing Expenses	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Blue Sky Fees and Expenses	$	**
Trustee, Transfer Agent and Registrar Fees and Expenses	$	**
Rating Agency Fees and Expenses	$	**
Miscellaneous	$	**
Total	$

*
Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Officers and Directors

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's certificate of incorporation provides that none of the Company's directors will be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing Article SIXTH of the Company's certificate of incorporation by the Company's stockholders will not adversely affect any right of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

        Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Company's by-laws provides that the Company will indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was a director of officer of the Company serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Any repeal or modification of the foregoing provisions of Article VII of the Company's by-laws will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

        The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 16.    Exhibits

        The Exhibits to this registration statement are listed in the Exhibit Index on page II-2.

Exhibit No.		Description of Document
1.1	*	Form of Underwriting Agreement
2.1
Share Sale Agreement, by and among a wholly owned subsidiary of the Registrant, K2017143886 South Africa Proprietary Limited, Get Educated International Proprietary Limited ("Get Educated"), the shareholders of Get Educated, and Samuel Edward Paddock, as the Seller's Representative, incorporated by reference to Exhibit 2.1 to the registrant's Form 10-Q on May 4, 2017.
2.2
Addendum to the Share Sale Agreement, by and among a wholly owned subsidiary of the Registrant, K2017143886 South Africa Proprietary Limited, Get Educated International Proprietary Limited ("Get Educated"), the shareholders of Get Educated, and Samuel Edward Paddock, as the Seller's Representative, incorporated by reference to Exhibit 2.2 to the registrant's Form 8-K on July 3, 2017.
4.1	*	Specimen stock certificate evidencing shares of Common Stock.
4.2	*	Form of Indenture
4.3	*	Form of Debt Securities
4.4	*	Form of Warrant Agreement
4.5	*	Form of Unit Agreement
4.6	*	Form of Preferred Stock Certificate
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
24.1		Power of Attorney (included on the signature page hereto)
25.1	*	Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, 2U, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, Maryland, on September 26, 2018.

2U, INC.
By:	/s/ CHRISTOPHER J. PAUCEK
	Name:	Christopher J. Paucek
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Christopher J. Paucek, Catherine A. Graham and Matthew J. Norden and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER J. PAUCEK Christopher J. Paucek	Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2018
/s/ CATHERINE A. GRAHAM Catherine A. Graham	Chief Financial Officer (Principal Financial Officer)	September 26, 2018
/s/ JOHN B. ELLIS John B. Ellis	Chief Accounting Officer (Principal Accounting Officer)	September 26, 2018
/s/ PAUL A. MAEDER Paul A. Maeder	Director and Chairman of the Board	September 26, 2018

Signature	Title	Date

/s/ TIMOTHY M. HALEY Timothy M. Haley	Director	September 26, 2018
/s/ JOHN M. LARSON John M. Larson	Director	September 26, 2018
/s/ CORETHA M. RUSHING Coretha M. Rushing	Director	September 26, 2018
/s/ GREGORY K. PETERS Gregory K. Peters	Director	September 26, 2018
/s/ ROBERT M. STAVIS Robert M. Stavis	Director	September 26, 2018
/s/ SALLIE L. KRAWCHECK Sallie L. Krawcheck	Director	September 26, 2018
/s/ EARL LEWIS Earl Lewis	Director	September 26, 2018
/s/ EDWARD S. MACIAS Edward S. Macias	Director	September 26, 2018
/s/ VALERIE B. JARRETT Valerie B. Jarrett	Director	September 26, 2018